                                                                   Exhibit 10.14

    AFFILIATION AGREEMENT BY AND BETWEEN Playboy Entertainment Group, Inc.
                                      AND
              PRIMESTAR(R) PARTNERS L.P., DATED February 29, 1996

                               TABLE OF CONTENTS

1.  RIGHTS
2.  TERM
3.  CONTENT OF THE SERVICE
4.  DELIVERY AND DISTRIBUTION OF THE SERVICE
5.  FEES
6.  REPORTS
7.  PROMOTION
8.  WARRANTIES AND INDEMNITIES
9.  EARLY TERMINATION RIGHTS
10. FORCE MAJEURE
11. NOTICES
12. CONFIDENTIALITY; PRESS RELEASES
13. MISCELLANEOUS
   (a)  Assignment; Binding Effect
   (b)  Entire Agreement: Amendments; Waivers
   (c)  Governing Law
   (d)  Relationship
   (e)  Severability
   (f)  No Inference Against Author
   (g)  No Third Party Beneficiaries
   (h)  Headings
   (i)  Non-Recourse


EXHIBIT A,
   License Fees

                             AFFILIATION AGREEMENT
                             ---------------------

     THIS AGREEMENT made as of the 29th day of February, 1996 is by and between Playboy Entertainment Group, Inc., a Delaware Corporation, ("Network"), and PRIMESTAR(R) Partners, L.P., ("Affiliate"), regarding the carriage of the television programming service known as Playboy TV (the "Service").

     1.  RIGHTS:
         ------

          (a) Grant of Rights. Network hereby grants to Affiliate, and Affiliate hereby accepts the non-exclusive right, and the obligation, to (1) receive the signal of the Service, (2) digitize, compress or modify the signal of the Service as set forth in Section 4(f) hereof, and to encode, re-uplink and transmit the Service to any satellite for transmission and distribution to Satellite Subscribers (3) authorize Affiliate's Distributors (pursuant to terms and conditions, including fees, determined by Affiliate) to resell and redistribute the Service to Satellite Subscribers, and (4) authorize the reception of the Service nationwide (including collectively the fifty (50) United States, its territories, possessions and commonwealths, and the District of Columbia) by Satellite Subscribers who receive the signal of the Service by means of equipment capable of receiving audio/visual/data signals and/or programming directly from any K- or Ku-band satellite including, but not limited to, medium power and high power satellites ("Satellites"). As used herein,

          "Satellite Subscribers" or a "Satellite Subscriber" shall mean each location to which Affiliate knowingly provides the Service, including, without limitation,

               Single family residences, whether detached single family dwellings or multiple dwelling units, including, but not limited to, apartment houses, condominiums, cooperatives, town homes, and, subject to Network's prior approval (which shall not be unreasonably delayed or withheld), the individual lodging rooms of dormitories, hotels and motels.

          "Distributor" shall mean any entity authorized by Affiliate to resell or redistribute the Service to Satellite Subscribers but shall not include any entity which retransmits the Service.

          (b) In the event Network provides an eastern and western feed of the signal of the Service, Network shall provide Affiliate with advance notice thereof, and Affiliate shall have the right to elect, in its sole and absolute discretion, to exhibit either the eastern or western feed of such signal.

     2.  TERM:
         ----

          Unless earlier terminated pursuant to the terms of this Agreement, the initial term of this Agreement shall be for one (1) year commencing on February 29, 1996 and expiring on February 28, 1997.

     3.  CONTENT OF THE SERVICE:
         ----------------------

          (a) Throughout the Term the Service shall contain at least ten (10) hours of programming per day, exclusive of Infomercials (as defined below), which ten (10) hours must consist of adult programming. Notwithstanding the foregoing, Affiliate may, at Affiliate's option, distribute the Service, in accordance with the terms and conditions of this Agreement, for more than ten
(10) hours per day upon Affiliate's written notice to Network of its desire to increase the carriage hours for the Service and identifying the additional hours during which the Service shall be distributed. Network shall, for each month of the Term, send one (1) copy of its monthly program schedule as soon as it is available to Affiliate, ATTENTION: Vice President, Marketing. During (i) the hours of the day that Network is not transmitting the Service ("Dark Hours"),
(ii) the hours, if any, between 8 a.m. and 10 p.m. Eastern time that Affiliate is not transmitting the Service (the "Additional Hours") and (iii) the hours of the day that Network is transmitting sixty (60) minutes or longer program length commercials ("Infomercials"), Affiliate may carry any programming Affiliate desires, in Affiliate's sole and absolute discretion, without first notifying Network. Network and Affiliate acknowledge that Infomercials are not a part of the Service, and that Affiliate shall not be obligated to distribute such Infomercials; provided, however that in the event that Affiliate elects, in its sole and absolute discretion to distribute the Infomercials, Network shall indemnify Affiliate in connection with such distribution as provided in Section 8(d) hereof. Affiliate acknowledges that the Service includes 900 number spots of two (2) minutes each in duration, that the Service includes "Playboy Home Shopping" and that once per week Network transmits an up to sixty (60) minute block of promotional programming intended for its affiliates. Further, Affiliate acknowledges that such 900 number spots, the "Playboy Home Shopping" programming and sixty (60) minute promotional programming spots are not included in and are separate and apart from Infomercials.

          (a)(1) Network shall use commercially reasonable efforts to provide Affiliate with a "clean" entry point to the Service at 10 p.m. Eastern time each day, provided, however, that Network's occasional failure to provide such entry due to live events or other programming shall not be considered a breach of this Agreement.

          (b) Network shall promptly give written notice of any offer made by Network to any of Network's affiliate distributors for commercial announcement time on the Service, and the terms and conditions of such offer. Network shall make available to Affiliate the most favorable number of minutes of commercial announcement time per hour of the Service given or offered by Network to any of Network's affiliate distributors, which commercial announcement time may be used at Affiliate's option and control. In addition, such commercial announcement time shall be provided to Affiliate under the most favorable terms and conditions for which commercial announcement time is provided by Network to any such distributor, including, but not limited to, the distribution of such commercial announcement time throughout the Service, placement of such commercial announcement time in the Service programming, and insertion of such commercial announcement into the Service programming time by Network. Affiliate shall

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

have the right to retain for itself all of the proceeds derived from the sale of the commercial announcement time furnished to it hereunder.

          (c) If for any reason, including without limitation causes beyond the control of Network, Affiliate, in good faith, determines that the Service does not include programming as required in Section 3(a) hereof, Affiliate may, in addition to any and all remedies available to Affiliate hereunder, in law or in equity, discontinue carriage of the Service upon the expiration of thirty (30) days following Affiliate's notice to Network thereof, unless Network has cured such default prior to the expiration thereof

          (d) During the Term, Network shall provide the Service in its entirety to Affiliate. When the phrase "in its entirety" is used in this Section 3(d), it means that each subscriber of Affiliate receiving the Service shall be able to receive, at all points in time between the hours of 10 p.m. and 8 a.m. Eastern time, or as such carriage hours may be increased pursuant to Paragraph 3(a), programming received at each such point in time by any other subscriber to the Service, and if any subscriber to the Service is receiving, at any given point in time, programming that is different than the programming received by any subscriber of Affiliate receiving the Service at such point in time, Affiliate shall have the unconditional right to elect which programming it desires to subdistribute as permitted by this Agreement, and/or which programming it will authorize for reception by Satellite Subscribers.

     4.  DELIVERY AND DISTRIBUTION OF THE SERVICE
         ----------------------------------------

          (a) During the Term, Network shall, at its own expense, deliver an analog signal of the service to Affiliate's uplink facility by transmitting such signal via a domestic satellite commonly used for transmission of cable television programming and shall, at its own expense, fully encode the satellite signal of the Service utilizing scrambling technology commonly used in the domestic cable television industry. Except as otherwise provided in this Section 4(a), Affiliate shall, at its own expense, furnish an earth station and all other facilities necessary for the receipt of such satellite transmission and the uplink of such transmissions to a Satellite, including a back-up receiver decoder.

          (b) Network shall provide to Affiliate a video and audio signal of the Service of a technical quality equivalent to the technical quality of audio and video signals delivered by other cable television programming services.

          (c) Affiliate may distribute the Service as a part-time service, between the hours of 10 p.m. and 8 a.m. Eastern time, or as such carriage hours may be increased pursuant to Paragraph 3(a), (excluding Dark Hours, Additional Hours and Infomercials) and will distribute the Service over one (1) designated channel without alteration, editing or delay. Network agrees that Affiliate will have complete authority to control, to designate and to change the channels on which the Service is carried, provided, however, that Affiliate shall provide Network with written notice of such change within thirty (30) days thereof, and any new channel over which the Service is carried shall provide signal quality equal to or better than the channel it replaces.

          (d) Affiliate retains and reserves any and all rights in and to all signal distribution capacity contained within the bandwidth of the Service as received by Affiliate, including, without limitation, the vertical blanking interval, audio sub-carriers and any other portions of the bandwidth of the signal of the Service. Affiliate shall have no obligation to digitize, compress, re-uplink or otherwise transmit any of the signal distribution capacity contained within the bandwidth of the Service as received by

Affiliate, including, without limitation, the vertical blanking interval, audio channels and any other portions of the bandwidth that may be created or made usable as a result of the conversion of the signal of the Service to a compressed, digital or other non-analog format, except the principal audio carriage frequency (including closed captioning information) and the principal video carriage frequency of the Service. Nothing herein shall preclude Affiliate from exercising and exploiting such rights by any means and in any locations freely and without restriction; provided, however, that any such use by Affiliate shall not materially degrade, or otherwise materially interfere with, the picture quality of the Service or the audio portion of the Service signal which is the principal audio carriage frequency of the Service (including closed captioning information).

          (e) Affiliate and its Distributors may sell and distribute the Service on a pay-per-transaction (e.g., pay-per-title, pay-per-hour, etc.) basis (collectively the "PPV Offerings"). In addition, Affiliate agrees to use commercially reasonable efforts to make available, no later than June 1, 1996, for its Distributors to sell and distribute the Service on a monthly subscriber basis (the "Subscription(s)"). Affiliate shall have the right (but not the obligation) in its discretion to make the PPV Offerings available in blocks as short as sixty (60) minutes, and no longer than four (4) hours; provided, however, that any PPV Offerings which consists of a motion picture shall be no shorter than one hundred-twenty (120) minutes. A Subscription shall last for a period of no less than one (1) calendar month and shall entitle the viewer to receive the Service during all of the hours the Service is broadcast by Affiliate.

          (f) Network hereby grants Affiliate the right to receive the signal of the Service, to digitize, compress, modify, replace, convert or otherwise technologically manipulate the signal, and to transmit the signal as so altered (the "Altered Signal") to a satellite, including, without limitation a Ku-Band Satellite, and/or to a location designated by Affiliate (in its sole and absolute discretion), for redistribution to terrestrial or other reception sites capable of receiving and utilizing the Altered Signal as set forth in Section 1(a) of this Agreement, provided that no such alteration, transmission, redistribution, reception or other use will cause a material change in a viewer's perception of the principal video or principal audio presentation of the Service.

          Furthermore, Network shall not change the signal of the Service in such a way as to technically or technologically defeat, or otherwise interfere with, Affiliate's rights under this Section 4(f). In the event Network interferes with or otherwise prevents receipt, digitization, compression, modification, replacement, conversion, utilization or manipulation of the signal of the Service by Affiliate pursuant to the terms of this Section 4(f), then Affiliate shall have the right to discontinue carriage, immediately, of the Service.

     5.  FEES

     In consideration of the terms and conditions set forth herein, Affiliate shall, subject to Sections 5(b)(i) - (iv), pay the following fees ("Fees" and or "Fee"):

          (a) For each calendar month during the Term, Affiliate shall pay Network a Fee for each Satellite Subscriber who receives the Service hereunder, whether Service is received by Satellite Subscriber on a PPV Offerings or Subscription basis. The Fee(s) shall be calculated as set forth in Exhibit A.

          (b) In calculating Fee(s) due as described under Section 5(a) above, Satellite Subscriber shall not include (i) up to one hundred (100) full-time employees of Affiliate or Distributor or any affiliated party who are not charged for the Service, subject to Network's consent (which shall not be unreasonably delayed or withheld); or
(ii) subscribers who have not paid their monthly rate to Distributor for a given month and are subsequently deauthorized; (iii) subscribers of Distributor who are authorized to receive the Service as a free preview, provided, that such free preview may be offered only with the Network's consent, or (iv) retail locations (e.g., dealer showrooms) and other public locations (e.g., shopping malls and fairs) where Affiliate or a Distributor is demonstrating the Service for marketinq and promotional purposes.

               (b)(1) Affiliate shall provide Network, at Affiliate's sole cost, with two (2) integrated receiver decoders and the Service, one
               (1) at Network's corporate office in Beverly Hills, California, and one (1) at the Playboy mansion in Los Angeles, California; such locations shall not be deemed Satellite Subscribers for the purposes of the payments provisions hereof.

          (c) Any undisputed Fees payable by Affiliate to Network hereunder shall be due and payable forty-five (45) days after the end of the pertinent calendar month during the Term. In the event of a good faith dispute regarding any Fees, Affiliate shall notify Network of the basis of the dispute, the parties shall use their respective good faith efforts to resolve the dispute within sixty (60) days following Affiliate's notice to Network thereof, and no such disputed Fees shall be due or payable by Affiliate to Network unless and until such dispute has been resolved to the satisfaction of Affiliate and Network.

          (d) Any undisputed Fees that are unpaid within forty-five (45) days after they are due and payable shall accrue interest at one and one-half percent (1 1/2%) per month or the highest lawful rate, whichever is less, from the due date until payment is received by Network. Affiliate shall be liable to Network for all reasonable costs and expenses (including, but not limited to, fines, forfeitures, attorneys' fees, disbursements and administrative or court costs) in connection with the collection of any such overdue amounts.

     6.  REPORTS
         -------

          (a) Affiliate shall send to Network, as and when available due to current technical constraints, but when sent, not later than forty-five (45) days after the end of each calendar month during the Term, a statement on a form mutually acceptable to Affiliate and Network. Affiliate shall deliver such statement to Network prior to or along with the amount payable to Network as provided in this Agreement. Each such accounting statement shall be certified by an appropriate officer of Affiliate or an independent billing service as to the accuracy of such statement, and shall include:

          (i) the aggregate Fees in connection with the PPV Offerings for the calendar month;

          (ii) the aggregate Fees in connection with Subscriptions for the calendar month;

          (iii) the origin of all Fees for such calendar month, itemized by PPV Offerings and Subscription length;

          (iv) the dollar amount of Network's share of Fees for such calendar month;

          (v) for each type of PPV Offering, the number of Satellite Subscribers purchasing such PPV Offering and the number of purchases of PPV Offerings each day during such calendar month; and the total number of

          Affiliate's subscribers for both PPV Offerings and Subscriptions during such calendar month;

          (vi) the total number of active Subscriptions, by Subscription term length at the end of the last day of the applicable month, and at the end of the last day of the immediately preceding month, and the total number of authorizations and de-authorizations by Subscription term length during the applicable month; and

          (vii) a list of all hotels and motels to which the Service is provided by Affiliate during such calendar month.

          (b) Affiliate agrees to keep and maintain accurate books and records of all matters directly relating to this Agreement in accordance with generally accepted accounting principles. During the Term and for one (1) year after the termination of this Agreement, Affiliate's books and records shall be available to Network for inspection and audit, during normal business hours, at Network's expense, at Affiliate's offices upon reasonable notice to Affiliate. Network's right to perform such audit shall be limited to once in any twelve (12) month period during the Term and shall be limited to an audit with respect to amounts to be paid in the current and prior calendar year only. If Network audits Affiliate's books hereunder, Network must make any claim against Affiliate within the earlier of three (3) months after Network's representative leaves Affiliate's offices, or twenty-four (24) months after the close of the earliest month which is the subject of such claim. In addition, any such claim, if and when made, must relate to the then-current calendar year or the immediately preceding calendar year only. If a claim is not made within any limitation set forth herein, then the Fees, any Renewal Fees, and all reports required hereunder shall be deemed final and uncontestable, and Network will be deemed to have forever and conclusively waived its right, whether known or unknown, to collect any shortfalls from Affiliate for the period(s) audited. If any such audit reveals an under-payment to Network of greater than ten percent (10%) of the sum due to Network hereunder, then Affiliate shall reimburse Network for the reasonable costs of such audit, and any applicable interest thereon pursuant to Subparagraph 5 (d) hereof.

     7.  PROMOTION AND MARKETING SUPPORT
         -------------------------------

          (a) Network shall establish a marketing fund for Affiliate to utilize in promoting the Service, the amount of which shall equal the additional Fees during the first month of this Agreement attributable to the additional two (2) hours during which Affiliate shall transmit the Service pursuant to this Agreement (the "Marketing Fund"). The Marketing Fund shall be calculated by subtracting the license fees payable to Network generated from purchases during the month of February 1996 from the license fees payable to Network generated from purchases during the month of March 1996, which calculation shall be determined and disclosed to Network by Affiliate in writing no later than July 10, 1996. Network will reimburse marketing claims submitted by Affiliate for pre-approved promotions which encourage Satellite Subscribers to purchase the PPV Offerings or Subscriptions when offered. Claims towards these funds must be submitted to Network by February 28, 1997; any unused portion of this fund shall remain with Network upon the expiration of the Term hereof. Affiliate shall market and promote the Service in a manner similar to its marketing and promotion of other similar, adult premium and/or pay-per-view services; provided, however, that Affiliate may market and promote other such services differently and/or more frequently, if such service provides Affiliate with consideration or compensation therefore. In connection therewith, Network shall provide Affiliate, upon Affiliate's request, with promotional and marketing advice. Affiliate shall make all marketing and promotion decisions in its sole discretion; the parties understand and agree that Affiliate currently expects to use a range of media

(including without limitation, print, advertising and cross channel promotional spots) to market and promote the Service. Affiliate shall publicize the schedule of the Service in the Territory in a manner similar to other similar adult premium and/or pay-per-view services, including without limitation the publication of the Service programming schedule in the television listinqs and program guides which Affiliate distributes.

          (i) Affiliate shall allow Network reasonable access to Affiliate's and Distributor's customer service representatives for training by Network, at Network's sole expense, no more than two (2) times per calendar year.

          (ii) Affiliate shall cooperate with Network in commercially reasonable marketing tests, surveys, ratings pools and other research, provided, however, that any proprietary information furnished by Affiliate shall be kept confidential and Affiliate shall keep confidential all research funded by network and delivered to Affiliate. Network agrees to forward to Affiliate any and all information and reports resulting from such research; provided, however, that Network shall not be required to forward any information protected under confidentiality terms with a third party.

          (b) Affiliate acknowledges that the names and marks "Playboy" and "Playmate" (and the names of certain programs which appear in the Service) are the exclusive property of Network and its suppliers and that Affiliate has not and will not acquire any proprietary rights therein by reason of this Agreement. Network shall have the right to approve any of Affiliate's mentioning or using of such names or marks in publicity about Network or the products or programming included in the Service. Uses of such names and marks in routine promotional materials such as program guides, program listings and bill stuffers, shall be deemed approved unless Network specifically notifies Affiliate to the contrary prior to such use by Affiliate.

     8.  WARRANTIES AND INDEMNITIES
         --------------------------

          (a) Network represents and warrants to Affiliate that (i) Network is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Network has the power and authority to enter into this Agreement and to fully perform its obligations hereunder; (iii) Network is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of Network has the authority to do so; (v) Network is in compliance with all laws, rules, regulations and court and administrative decrees to which it is subject including, without limitation, all applicable rules and regulations of the Federal Communications Commission (the "FCC"); (vi) Network has, or will have acquired at the pertinent time all or part of the Service is made available to Affiliate, good title to, and/or each and every property right (whether relative to tangible or intangible property), or license, usage or other right necessary or appropriate to effectuate the acts or performances contemplated by, or satisfy the obligations imposed on it pursuant to, this Agreement, including, without limitation, all permits, rights, licenses and approvals necessary, required or appropriate for any and all performances included through to the premises and to the listeners frequenting the premises of Satellite Subscribers; (vii) neither the Service, any program related thereto, or any component thereof is subject to, or the subject of, any lien, encumbrance, charge, lis pendens, administrative proceeding, governmental investigation, or litigation pending or threatened; (viii) the use and exhibition of the Service by Affiliate, as contemplated by this Agreement, will not cause Affiliate to violate any law, rule, regulation or court or administrative decree; and (ix) the obligations created by this Agreement, insofar as they purport to be binding on Network, constitute legal, valid and binding obligations of Network enforceable in accordance with their terms.

          (b) Affiliate represents and warrants to Network that (i) Affiliate is a limited partnership duly organized and validly existing under the laws of the State of Delaware, (ii) Affiliate has the power and authority to enter into this Agreement and to fully perform its obligations hereunder, (iii) Affiliate is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of Affiliate has the authority to do so; and
(v) the obligations created by this Agreement, insofar as they purport to be binding on Affiliate, constitute legal, valid and binding obligations of the Affiliate enforceable in accordance with their terms.

          (c) Affiliate and Network shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and each of the other's (and the other's affiliated companies') respective officers, shareholders, directors, employees, partners and agents, against and from any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements and court or administrative costs) arising out of any breach of any term of this Agreement or any warranty, covenant or representation contained herein.

          (d) Without limiting the provisions of Section 8(c) hereof, Network will indemnify, defend and forever hold Affiliate, its Distributors and their respective affiliated companies, and each of Affiliate's and its Distributor's and their respective affiliated companies' respective officers, shareholders, directors, employees, partners and agents harmless from and against any and all losses, liabilities, claims, costs, damages and expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements and administrative or court costs) arising directly or indirectly out of the content of the Service and/or the Infomercials or the use and delivery of the Service and/or the Infomercials hereunder (including, but not limited to, sponsorship, promotional and advertising spots, any background music and anything else inserted by Network or any party other than Affiliate), including, without limitation, any losses, liabilities, claims, costs, damages and expenses based upon any suit, lien, encumbrance, charge, lis pendens, administrative proceeding, government investigation or litigation relating to the Service, any program included therein or any component thereof, or based upon alleged or proven libel, slander, defamation, invasion of the right of privacy or publicity, or violation or infringement of copyright (including music performance rights for any and all performances through to subscribers), literary or music synchronization rights, obscenity, indecency, or any other form or forms of speech (whether or not protected by the Constitution of the United States or any State) or otherwise arising out of the content of the Service as furnished by Network hereunder (provided that Affiliate shall, to like extent, indemnify Network for any deletion or addition of material by Affiliate to the Service which deletion from, or addition to, the Service gives rise to losses, liabilities, claims, costs, damages or expenses (including, without limitation, fines, forfeitures, attorneys' fees, disbursements and court or administrative costs)).

          (e) In connection with any indemnification provided for in this
Section 8, each party shall so indemnify the other only if such other party claiming indemnity shall give the indemnifying party prompt notice of any claim or litigation to which its indemnity applies, it being agreed that the indemnifying party shall have the right to assume the full defense of any or all negotiations, claims or litigation to which its indemnity applies subject to the indemnified party's prior consent, which consent shall not be unreasonably withheld or delayed. The indemnified party will cooperate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claim or litigation, and the indemnified party shall make no compromise or settlement of any such claim without the prior written consent of the indemnifying party. The settlement of any claim or action by the indemnified party without the prior written consent of the indemnifying party shall release the indemnifying party from its obligations hereunder with respect to such claim or action so settled.

          (f) Network represents, warrants and covenants that (i) it has obtained general liability insurance covering the Service and all elements thereof from a nationally recognized insurance carrier and in accordance with industry standards; (ii) such insurance shall remain in full force and effect throughout the Term; (iii) Affiliate shall be named as an additional insured and loss payee on the insurance policy and such policy shall provide that the proceeds thereof shall be payable to Affiliate; (iv) Network shall provide Affiliate with documentation to such effect upon the execution hereof; (v) at least thirty (30) days prior to the expiration of such policy Network shall provide Affiliate with appropriate proof of issuance of a policy continuing in force and effect the insurance covered by the insurance so expiring; and (v) Network shall provide Affiliate with thirty (30) days written notice of any changes in such policy.

          (g)  The representations, warranties and indemnities contained in this
Section 8 shall continue throughout the Term and the indemnities shall survive the expiration or termination of this Agreement, regardless of the reason for such expiration or termination.

     9.  EARLY TERMINATION RIGHTS:
         ------------------------

          (a) In addition to Network's other rights at law or in equity or pursuant to other provisions of this Agreement, Network may, by so notifying Affiliate, terminate this Agreement: (i) if Affiliate is in material breach of this Agreement, provided, however, that if such breach is of the type that is curable, then Network shall not exercise its termination or other rights at law or in equity hereunder unless Network has, by so notifying Affiliate in writing, given Affiliate at least thirty (30) days from the time such notice is received by Affiliate to fully cure such material breach and to demonstrate to Network that such material breach has been cured; or (ii) if Affiliate has filed a petition in bankruptcy, is insolvent, or has sought relief under any law related to Affiliate's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Affiliate, or any relief under any such law has been sought by any creditors of Affiliate, unless such involuntary petition is dismissed, or such relief is denied within thirty (30) days after it has been filed or sought.

          (b) In addition to Affiliate's other rights at law or in equity or pursuant to other provisions of this Agreement, and in addition to any other right to terminate provided hereunder, Affiliate may, by so notifying Network, terminate this Agreement: (i) if Network is in material breach of this Agreement, including, but not limited to Network changing the content or reducing the volume of hours of the Service as described in Section 3 hereunder; provided, however, if such breach is of the type that is curable, then Affiliate shall not exercise its termination or other rights at law or in equity hereunder unless Affiliate has, by so notifying Network, given Network at least thirty
(30) days from the time such notice is sent, to fully cure such material breach and to demonstrate to Affiliate that such material breach has been cured, or
(ii) if Network has filed a petition in bankruptcy, is insolvent or has sought relief under any law related to Network's financial condition or its ability to meet its payment obligations; or (iii) if any involuntary petition in bankruptcy has been filed against Network, or any relief under any such law has been sought by any creditors of Network, unless such involuntary petition is dismissed, or such relief is denied, within thirty (30) days after it has been filed or sought; or (iv) on at least fifteen (15) days' notice in the event that delivery of the Service is discontinued or interrupted for a continuous period of fifteen (15) days. Notwithstanding anything contained herein to the contrary, Affiliate shall have the right, in Affiliate's sole and absolute discretion, to discontinue carriage of the Service by providing Network with written notice within thirty (30) days of such deletion.

     10.  FORCE MAJEURE:
          --------------

     Except as herein provided to the contrary, neither Affiliate nor Network shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; flood; tornado; hurricane, strike, or other labor dispute; riot or civil commotion; earthquake, war; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common carrier; failure in whole or in part of technical facilities; or other cause (financial inability excepted) beyond such party's reasonable control. In the event of non-operation or non-furnishing of the Service, Affiliate shall have the right, immediately, to insert programming of its choice on the channel otherwise identified with the Service until such time as the Service resumes full operation. Credit will be given to Affiliate, however, on that portion of the Service which is affected by any interruption during any month equal to the product of (x) the Fees or any Renewal Fees which would be due for such month, calculated in accordance with this Agreement, assuming no interruption of Service during such month, multiplied by (y) a fraction, the numerator of which is the total number of hours of interruption of the Service during such month and the denominator of which is the total number of hours of the Service which would have been provided and carried by Affiliate during such month absent such interruptions).

     11.  NOTICES:
          --------

     Any notice or report given under this Agreement shall be in writing, shall be sent postage prepaid by registered or certified mail return receipt requested or by hand or messenger delivery, or by Federal Express or similar overnight delivery service, or by facsimile transmission, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party thereof by certified mail, in which case all notices to such party thereafter shall be given at its most recently so designated address):

          To Network:    Playboy Entertainment Group, Inc.
                         9242 Beverly Boulevard
                         Beverly Hills, California 90210
                         ATTN.: Vice President, Satellite
                         cc: General Counsel
                         Fax: 310-246-4098

          To Affiliate:  PRIMESTAR Partners, L.P.
                         Three Bala Plaza West, Suite 700
                         Bala Cynwyd, Pennsylvania 19004
                         ATTN.: Director of Programming & PPV
                         Fax: 610-617-5312
                         cc: General Counsel
                         Fax: 610-668-2862

     Notices or reports given by personal delivery shall be deemed given on delivery. Notices or reports given by mail shall be deemed given on the earlier to occur of actual receipt thereof or on the fifth day following mailing thereof in accordance with the notice requirements of this Section 11. Notices or reports given by Federal Express or similar overnight delivery service shall be deemed given on the next business day following delivery of the notice or report to such service with instructions for overnight delivery. Notices or reports given by facsimile transmission shall be deemed given on the day of transmission if transmitted prior to 5 P.M. on a business day, or on the next business day after the day of transmission if transmitted after 5 P.M. on a business day, holiday, Saturday or Sunday.

     12.  CONFIDENTIALITY:PRESS RELEASES
          ------------------------------

     Neither Affiliate nor Network shall disclose (whether orally or in writing, or by press release or otherwise) to any third party (other than each party's respective officers, directors and employees, in their capacity as such, and their respective auditors and attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this Section 12 by such officers, directors, employees, auditors or attorneys), any information with respect to the terms and provisions of this Agreement and Network shall not disclose any information obtained in any inspection and/or audit of Affiliate's books and records, or any information contained in any data or report required or delivered hereunder or any materials related thereto, and any information regarding Affiliate's subscribers or Satellite Subscribers including, but not limited to, the number of such subscribers, including Satellite Subscribers, except: (i) to the extent necessary (but redacted to the greatest extent possible) to comply with law or with the valid order of an administrative agency or a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information, (ii) as part of its normal reporting or review procedure to its parent company, its auditors or its attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this Section 12 by such parent company, its auditors or attorneys (iii) in order to enforce its rights or perform its obligations pursuant to this Agreement provided that prior to such disclosure such party shall seek confidential treatment of such information; and (iv) if mutually agreed by Affiliate and Network, in advance of such disclosure, in writing. Network shall comply with all laws, rules, regulations and court and administrative decrees to which it is subject. In addition, Network shall not use or disclose information (whether personally identifiable information or not) to any third party regarding Affiliate's subscribers or Satellite Subscribers and shall not engage in any direct mailing or telephone solicitation, for any purpose, to subscribers or Satellite Subscribers of Affiliate. This Section 12 shall survive, indefinitely, the expiration or termination of this Agreement regardless of the reason for such expiration or termination.

     13.  MISCELLANEOUS
          -------------

          (a) Assignment, Binding Effect. This Agreement, including both its obligations and benefits, shall redound to the benefit of, and be binding on the respective transferees and successors of, the parties, except that neither this Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party; provided, however, no consent shall be necessary in the event of an assignment to any or each partner or owner of Network or Affiliate as of the date hereof.

          (b) Entire Agreement: Amendments; Waivers. This Agreement contains the entire understanding of the parties and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties hereto. Any waiver of any provision of, or right included in, this Agreement must be in writing and signed by the party whose rights are being waived. No waiver by either Affiliate or Network of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement. The failure of Affiliate or Network to enforce or seek enforcement of the terms of this Agreement following any breach shall not be construed as a waiver of such breach.

          (c) Governing Law. The obligations of Affiliate and Network under this Agreement are subject to all applicable federal, state and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as the same may be amended from time to time, and the rules and regulations of the FCC promulgated thereunder) and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York, without regard to choice of law rules.

          (d) Relationship. Neither Affiliate nor Network shall be, or hold itself out as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with Network by virtue of this Agreement or Network's delivery of the Service to Affiliate hereunder. Likewise, no supplier of advertising or programming or anything else included in the Service by Network shall be deemed to have any privity of contract or direct contractual or other relationship with Affiliate by virtue of this Agreement or Affiliate's carriage of the Service hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners, joint venturers or agents, as between Affiliate and Network, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other.

          (e) Severability. The invalidity under applicable law of any provision of this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof is determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid or illegal provision were not contained herein; provided however, that both parties shall negotiate in good faith with respect to an equitable modification of the provision, or application thereof, held to be invalid and provisions logically related thereto.

          (f) No Inference Against. Network and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

          (g) No Third Party Beneficiaries. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

          (h) Headings. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement.

          (i) Non-Recourse. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past, present or future, or any of them, and any recourse, whether known or unknown, in common law, in equity, by statute or otherwise, against any of them is hereby forever waived and released.

                The parties hereto have executed this Agreement as of the date first above written.

AFFILIATE:                           NETWORK:
PRIMESTAR Partners, L.P.             Playboy Entertainment Group, Inc.


By: /s/ Dennis Wilkenson             By: /s/ Douglas H. Lindquist
    ---------------------------          ------------------------------------
Title: S.V.P.                        Title: Vice President, Playboy Satellite
       ------------------------             ---------------------------------

                                   EXHIBIT A
To Affiliation Agreement By and Between Playboy Entertainment Group, Inc. and
             PRIMESTAR(R) Partners, L.P., Dated February 29, 1996.

                                 License Fees

With regard to the PPV Offerings, for each month during the Term, Affiliate shall pay to Network a Fee equal to the greater of (i) Forty percent (40%) of Gross Receipts, as defined below, and (ii) either (a) One Dollar and Ninety-Eight Cents ($1.98) per two (2) hour PPV Offerings or (b) Two Dollars and Thirty-Eight Cents ($2.38) per four (4) hour PPV Offerings (excluding Special Events as defined below) during such month.

With regard to Subscriptions, for each month during the Term, Affiliate shall pay to Network a Fee equal to Forty Percent (40%) of Gross Receipts; provided, however, that the minimum Fee(s) for Subscriptions shall not be less than Three Dollars and Ninety-Eight Cents ($3.98) per month for each Subscription.

"Gross Receipts" shall mean the gross monthly PPV Offerings and Subscription revenue received from Satellite Subscribers for the Service (excluding revenues from Special Events); provided, however that revenue received from the sale of Subscriptions shall be calculated each month during the Term, by employing the number of Subscription Satellite Subscribers equal to the average of the actual number of Subscription Satellite Subscribers as of the first day of the month and the actual number of Subscription Satellite Subscribers as of the last day of the month.

"Special Events" shall mean specific programs or blocks of programs intended for pay-per-view distribution at a higher than usual retail rate and designated by Network as such in advance, in its sole discretion. The License Fee payable for Special Event shall be determined by Network, in its sole discretion; provided, however, that not withstanding anything contained in the Agreement to the contrary, Affiliate shall have the right not to distribute any such Special Event.